UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2014

SYMETRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 108th Avenue NE, Suite 1200 Bellevue, Washington	98004
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Symetra Financial Corporation (“Symetra”) disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of Symetra’s press release dated July 30, 2014, announcing the pricing of its offering of $250,000,000 in aggregate principal amount of Senior Notes due 2024 (the “Senior Notes”). The Senior Notes will mature on July 15, 2024 and will have an interest rate of 4.25% per annum. Interest will be paid semi-annually on the 15th day of January and July of each year, beginning January 15, 2015. The Senior Notes will be sold pursuant to Symetra’s shelf registration statement on file with the Securities and Exchange Commission. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering and the representatives of the underwriters; U.S. Bancorp Investments, Inc., SunTrust Robinson Humphrey, Inc., Barclays Capital Inc., Goldman, Sachs & Co., The Williams Capital Group, L.P. and Wedbush Securities Inc. are acting as co-managers of the offering. Proceeds from the Senior Notes are expected to be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, repayment of outstanding indebtedness, stock repurchases and dividends. The offering is expected to close on August 4, 2014, subject to customary closing conditions.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated July 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION

By:	/s/ David S. Goldstein
Name:	David S. Goldstein
Title:	Senior Vice President, General Counsel and Secretary

Date: July 30, 2014

SYMETRA FINANCIAL CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated July 30, 2014